Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

November 3, 2016

Media Contact:

Doug Shepard

EVP/Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS THIRD QUARTER RESULTS

San Antonio, TX - Harte Hanks (NYSE: HHS), a leader in customer relationships, experiences and interaction-led marketing, today announced financial results for its third quarter ended September 30, 2016.

Commenting on performance, Chief Executive Officer Karen Puckett said, “During the quarter we continued to implement our expense reduction program and are starting to see evidence of those efforts, in the face of ongoing revenue pressure.  While our revenue performance was disappointing during the third quarter, we continue to see the rate of client losses stabilize and we are beginning to see some proof points in our turnaround such as recent sales success, improving client satisfaction and stabilization of our database business. We are pleased with the success 3Q Digital and Harte Hanks Consulting are having winning larger clients as these businesses leverage our broader range of services and cross-sell into the Harte Hanks client base.  We remain focused on reducing expenses while also stabilizing revenues. During the third quarter we substantially completed our previously announced efforts to eliminate $25 million of expenses from the business.

“We announced in June our intention to explore strategic alternatives for Trillium Software.  The process is progressing, and we continue to expect to have further news by year end.”

Third quarter revenues from continuing operations were $97.4 million compared to $108.8 million in the same quarter last year.  The revenue decline on a constant currency basis was 9.7%.

During the quarter, a new entertainment client extended our engagement for multi-channel contact center support.  Several other existing clients expanded their services with us generating revenue increases.  These increases were offset by the loss of business from a pharmaceutical company and a healthcare insurer.

Trillium Software third quarter adjusted revenues combined into discontinued operations were $12.1 million compared to $13.2 million in the third quarter of 2015 driven by decreased software licenses and the related professional services and maintenance fees associated with those license sales.  SaaS revenues increased during the quarter due to continued growth in bookings as new and existing clients adopt the service.  This business continues to transition to more recurring revenue, with our SaaS bookings growing during the quarter compared to last year.

Operating loss from continuing operations for the quarter was $4.6 million compared to a loss of $209.6 million for the same quarter last year.  Adjusted operating loss from continuing operations, excluding litigation costs, severance and other compensation expenses and non-recurring database development charges, was $0.4 million compared to adjusted income of $4.1 million in the same period last year.  Labor costs declined $1.9 million after excluding severance and other expenses.  Reductions in production expenses from outsourced costs and mail supply chain expenses were offset by an increase in sales and marketing expense and a $1.6 million charge for a lawsuit.

Trillium Software adjusted operating income combined into discontinued operations was $4.0 million compared to $4.2 million in the same period last year.  The decrease was due to the decline in revenues as this business transitions more towards SaaS, offset by decreases in labor costs.

The following table presents financial highlights of the company’s operations for the third quarter of 2016 and 2015, respectively.  More detailed financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended Sept. 30,
(In thousands, except per share amounts)	2016	2015	% Change
Revenues	$97,425	$108,784	-10.4%
Adjusted revenues (1)	98,266	108,784	-9.7
Operating loss	(4,572)	(209,640)	N/M
Adjusted operating income (loss) (1)	(442)	4,128	N/M
Net loss	(3,041)	(170,914)	N/M
Diluted loss per share	(0.05)	(2.77)	N/M
Diluted shares (weighted average common and common equivalent shares outstanding)	61,543	61,606	-0.1

(1)         See table for reconciliation of GAAP results to adjusted results; N/M — Not meaningful

The company will host a conference call with analysts to discuss the earnings release on November 3, 2016, at 10:00 a.m. Eastern Time.  The conference call number is (888) 240-9352 for domestic callers and +1 (913) 312-1462 for international callers, conference ID 8036575.  To access an audio webcast, please use the link available in the Investors section of the Harte Hanks website.  An audio replay will be available shortly after the call through December 3, 2016 at (877) 870-5176, conference ID 8036575.  The replay also will be available in the Investors section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.

These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; and (m) our ability to complete anticipated divestitures and reorganizations; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company uses certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) EBITDA, defined as net income before interest, taxes, credit facility and acquisition charges, stock based compensation, non-cash defined benefit plan expense,  severance and other compensation, depreciation, and amortization, (2) adjusted revenues, defined as revenues less divestitures and foreign currency transaction losses, and (3) adjusted operating income, defined as operating income plus goodwill impairment, credit facility and acquisition charges and severance and other compensation, non-recurring database charges and legal settlements.  The company believes that EBITDA, adjusted revenues and adjusted operating income, which it uses on an overall Company basis, as well as focused solely on the Company’s Customer Interaction and Trillium businesses,  are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.

Adjusted revenues, adjusted operating income and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  Quantitative reconciliations of EBITDA to net income, adjusted revenues to GAAP operating revenues and adjusted operating income to GAAP operating income are found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2016	2015	2016	2015
Operating revenues	$97,425	$108,784	$294,305	$327,274
Operating expenses
Labor	59,970	60,474	185,938	177,057
Production and distribution	27,275	34,115	84,581	104,896
Advertising, selling, general and administrative	11,586	10,701	35,162	32,871
Impairment of goodwill	—	209,938	—	209,938
Depreciation and amortization	3,166	3,196	9,403	9,371
	101,997	318,424	315,084	534,133
Operating loss	(4,572)	(209,640)	(20,779)	(206,859)
Other expenses (income):
Interest expense, net	704	1,292	2,399	3,362
Loss on sale	—	—	—	9,501
Other, net	110	(2,190)	(514)	(1,909)
Total other expenses	814	(898)	1,885	10,954
Loss from continuing operations before income taxes	(5,386)	(208,742)	(22,664)	(217,813)
Income tax benefit	(1,101)	(35,886)	(5,778)	(37,862)
Loss from continuing operations	(4,285)	(172,856)	(16,886)	(179,951)

Income from discontinued operations, net of income taxes	1,244	1,942	3,980	6,478

Net loss	$(3,041)	$(170,914)	$(12,906)	$(173,473)

Basic earnings (loss) per common share
Continuing operations	$(0.07)	$(2.81)	$(0.27)	$(2.91)
Discontinued operations	0.02	0.03	0.06	0.10
Basic loss per common share	$(0.05)	$(2.77)	$(0.21)	$(2.81)

Weighted-average common shares outstanding	61,543	61,606	61,445	61,773

Diluted earnings (loss) per common share
Continuing operations	$(0.07)	$(2.81)	$(0.27)	$(2.91)
Discontinued operations	0.02	0.03	0.06	0.10
Diluted loss per common share	$(0.05)	$(2.77)	$(0.21)	$(2.81)

Weighted-average common and common equivalent shares outstanding	61,543	61,606	61,445	61,773

Balance Sheet Data (Unaudited)	September 30,	December 31,
In thousands	2016	2015

Cash and cash equivalents	$6,883	$16,564
Total debt	$61,153	$77,105

Harte Hanks, Inc.

Revenue Mix (Unaudited)

Vertical Markets - Percent of Revenue

Vertical Markets - Percent of Customer Interaction’s Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Auto and Consumer Brands	18.3%	15.9%	18.1%	15.8%
Financial and Insurance Services	15.5%	13.6%	15.1%	14.8%
Healthcare and Pharmaceuticals	5.1%	9.8%	7.2%	9.9%
Technology	25.1%	23.9%	24.1%	23.2%
Retail	26.4%	27.2%	25.9%	26.2%
Other Select Markets	9.6%	9.6%	9.6%	10.1%
	100.0%	100.0%	100.0%	100.0%

Vertical Markets - Percent of Trillium Software’s Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Auto and Consumer Brands	23.8%	19.8%	26.2%	21.0%
Financial and Insurance Services	27.0%	26.1%	28.7%	26.9%
Healthcare and Pharmaceuticals	6.0%	6.1%	5.9%	6.2%
Technology	23.1%	26.8%	20.7%	26.7%
Retail	6.4%	7.5%	6.9%	7.1%
Other Select Markets	13.7%	13.7%	11.6%	12.1%
	100.0%	100.0%	100.0%	100.0%

Reconciliation of Non-GAAP to GAAP Financial Measures

Reconciliation of Revenue and Operating Income (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
In thousands	2016	2015	% Change	2016	2015	% Change

Continuing Operations
Operating Revenue from Continuing Operations
Customer Interaction
As reported	97,425	108,784	-10.4%	294,305	327,274	-10.1%
Less: Divestitures	—	—	—	—	(4,612)	—
Foreign currency impact	841	—	—	1,438	—	—
Adjusted revenue	$98,266	$108,784	-9.7%	$295,743	$322,662	-8.3%

Operating Income
Total Operating Income (Loss) from Continuing Operations
As reported	(4,572)	(209,640)	97.8%	(20,779)	(206,859)	90.0%
Less: Divestitures	—	128	—	—	531	—
Acquisition charges	—	112	—	78	445	—
Severance and other compensation	1,359	3,095	—	4,260	3,410	—
Impairment of goodwill	—	209,938	—	—	209,938	—
Legal settlement	1,734	495	—	2,339	495	—
Database charges	1,037	—	—	3,480	—	—
Adjusted operating income	$(442)	$4,128	-110.7%	$(10,622)	$7,960	-233.4%

Discontinued Operations
Operating Revenue from Discontinued Operations
Trillium
As reported	11,683	13,184	-11.4%	35,554	38,212	-7.0%
Foreign currency impact	435	—	—	782	—	—
Adjusted revenue	$12,118	$13,184	-8.1%	$36,336	$38,212	-4.9%

Operating Income from Discontinued Operations
Trillium
As reported	3,989	4,203	-5.1%	10,080	12,493	-19.3%
Less: Severance	5	—	—	194	88	—
Adjusted operating income	$3,994	$4,203	-5.0%	$10,274	$12,581	-18.3%

Total Operating Income (loss)
As reported	$(583)	$(205,437)	99.7%	$(10,699)	$(194,366)	94.5%
Less: Divestitures	—	128	—	—	531	—
Acquisition charges	—	112	—	78	445	—
Severance and other compensation	1,364	3,095	—	4,454	3,498	—
Impairment of goodwill	—	209,938	—	—	209,938	—
Legal settlement	1,734	495	—	2,339	495	—
Database charges	1,037	—	—	3,480	—	—
Adjusted operating income	$3,552	$8,331	-57.4%	$(348)	$20,541	-101.7%

(N/M = Not Meaningful)